EXHIBIT 10(k)
                      SUPPLEMENTAL AGREEMENT

          SUPPLEMENTAL AGREEMENT dated as of September 1, 1997, by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as the "Corporation"), and JOHN J. DOONER (hereinafter referred to as "Executive"):

                       W I T N E S S E T H
          WHEREAS, the Corporation and Executive are parties to an Employment Agreement made as of January 1, 1994 as amended by a Supplemental Agreement made as of July 1, 1995 (hereinafter referred to collectively as the "Employment Agreement"); and

          WHEREAS, the Corporation and Executive desire to amend the Employment Agreement;

          NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:

     1.   Paragraph 3.01 of the Employment Agreement is hereby
 amended, effective September 1, 1997, so as to delete
"$750,000" and to substitute therefor "$850,000".
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     2.   Except as hereinabove amended, the Employment
Agreement shall continue in full force and effect.

     3. This Supplemental Agreement shall be governed by the laws of the State of New York.

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                    By   C. Kent Kroeber

                         John J. Dooner
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